UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2011

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A, Miraflores, Lima, Perú
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  +51-1-446-6807
________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On February 10, 2011, we entered into a Subscription Agreement (the “Subscription Agreement”) with 33 accredited investors and 8 non-U.S. persons (collectively, the “Investors”), pursuant to which we sold to the Investors an aggregate of 16,160,000 units (the “Units”) at a purchase price of $0.10 per Unit (the “Unit Price”) in an initial closing of a private placement (the “Private Placement”).  The aggregate purchase price we received from the sale of these Units was $1,616,000.  Each unit is comprised of one (1) share of common stock, par value $0.001, and one (1) common stock purchase warrant (the “Warrant”) to purchase one (1) share of our common stock, exercisable commencing on the date of issuance and terminating eight (8) months from the closing date of the Private Placement.  The exercise price for the Warrant is priced at $0.10 per share.  As a result, we sold in the initial closing of the Private Placement a total of 16,160,000 shares of common stock and warrants to purchase 16,160,000 shares of common stock.

The Units were not sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to the any of the Investors.

 The Units offered and sold in connection with the initial closing of this Private Placement were in reliance on the following exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”): (a) in the case of U.S. persons, Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder, and (b) in the case of non-U.S. persons, Regulation S promulgated under the Securities Act.  In connection with this Private Placement, we relied on each of the Investors’ written representations.  With respect to the Units sold to U.S. persons, sales were made only to persons who represented that they were “accredited investors” as that term is defined in Rule 501(a) under the Securities Act.   With respect to the securities sold to non-U.S. persons, sales were made to persons who represented that they were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act.  Each Investor represented that they were acquiring the Units for investment only and not with a view toward resale or distribution. We requested our stock transfer agent to affix appropriate restricted legends to the stock certificate issued to each Investor.  Each Investor was given adequate access to sufficient information about us to make an informed investment decision.  Neither we nor anyone acting on our behalf offered or sold these Units by any form of general solicitation or general advertising.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Constitution Mining Corp.

/s/         Michael Stocker
Name:  Michael Stocker
Title:    Chief Executive Officer
Date:    February 11, 2011